UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CCIT III Proxy Call Script

“Hi, this is Nathan DeBacker, the Chief Financial Officer of Cole Office & Industrial REIT (CCIT III), calling regarding your investment.

As a shareholder, you should have received a mailing requesting that you vote your shares. We strongly encourage you to cast your vote. If you vote now, you’ll help minimize the cost of outreach and ensure that you won’t receive additional calls and mailings.

You can vote now by pressing 1. You’ll be connected directly to a Broadridge proxy specialist who will walk you through the voting process. If this message was recorded on your voice mail, please call 855-325-6676 to vote your shares. That number again is 855-325-6676.

The materials you received by mail also included instructions on how to vote by mail or online. Your vote is very important to us, regardless of the number of shares you own, so please vote using one of the three methods.

Thank you for your time and participation.”